Exhibit 10.38

LETTER AGREEMENT

This Letter Agreement (this ‘‘Letter Agreement’’) is made as of November 9, 2007, between Goldman, Sachs & Co. (‘‘GS&Co.’’) and Aspen Insurance Holdings Limited (‘‘Counterparty’’).

WHEREAS, GS&Co. and Counterparty are parties to the Master Confirmation, dated September 28, 2007, containing terms relating to accelerated stock buyback transactions to be entered by GS&Co. and Counterparty (the ‘‘Master Confirmation’’);

WHEREAS, GS&Co. and Counterparty entered into a Transaction under the Master Confirmation evidenced by a Supplemental Confirmation to the Master Confirmation dated September 28, 2007 (reference number SDB 1626308626) (the ‘‘First 2007 ASB Transaction’’);

WHEREAS, GS&Co. and Counterparty entered into a Transaction under the Master Confirmation evidenced by a Supplemental Confirmation to the Master Confirmation dated November 9, 2007 (reference number [        ]) (the ‘‘Second 2007 ASB Transaction’’);

NOW, THEREFORE, in consideration of their mutual covenants herein contained, GS&Co. and Counterparty agree as follows:

Section 1. Terms Used but Not Defined Herein. Capitalized terms used but not defined herein shall have the meanings set forth in the Master Confirmation.

Section 2. Representations, Warranties and Covenants of Counterparty. Counterparty represents and warrants to GS&Co. that it is not entering into this Letter Agreement on the basis of, and is not aware of, any material non-public information with respect to itself or the Shares.

Section 3. Amendments. The Master Confirmation is hereby amended by replacing Section 7(b) with the following: ‘‘(b) In respect of any Transaction, the parties agree that Section 4(k) and Section 7(a) shall not prohibit privately-negotiated, off-market repurchases by Counterparty (i) of Shares from Appleby Trust (Bermuda) Limited or any of its successors, and (ii) of restricted Share units from directors or former directors and their affiliates, in either case during the Hedge Period, Calculation Period or, if applicable, Settlement Valuation Period of such Transaction.’’

The First 2007 ASB Transaction is hereby amended so that the Calculation Period under the First 2007 ASB Transaction shall not include any day in the period from and including November 12, 2007 to and including the Hedge Completion Date under the Second 2007 ASB Transaction, and the Scheduled Termination Date shall be postponed by a number of Exchange Business Days equal to the number of Exchange Business Days occurring during such period. For the avoidance of doubt, the parties agree that the Second 2007 ASB Transaction does not violate Counterparty’s obligation under Section 4(k) or 7(a) of the Master Confirmation with respect to the First 2007 ASB Transaction.

Section 4. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. Confirmation of Agreements. Except as amended hereby, the Master Confirmation and the First 2007 ASB Transaction shall each remain and continue in full force and effect and are hereby confirmed in all respects.

Section 6. Counterparts. This Letter Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed as of the date first above written.

GOLDMAN, SACHS & CO. By:/s/ Debra Tageldein Authorized Signatory
ASPEN INSURANCE HOLDINGS LIMITED By:/s/ Richard Houghton Name: Richard Houghton Title: Chief Financial Officer